As filed with the Securities and Exchange Commission on July 31, 2020

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM S-1

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

___________________

EMERALD BIOSCIENCE, INC.
(Exact Name of Registrant as Specified in its Charter)

__________________

Nevada	2834	45-0692882
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

130 North Marina Drive

Long Beach, CA 90803

(949) 336-3443

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

___________________

Dr. Brian Murphy

Chief Executive Officer

Emerald Bioscience, Inc.

130 North Marina Drive

Long Beach, CA 90803

(949) 480-9051

(Name, address, including zip code, and telephone number, including area code, of agent for service)

___________________

Copies of all correspondence to:

Elena Traistaru Chief Financial Officer Emerald Bioscience, Inc. 130 North Marina Drive Long Beach, CA 90803 Tel: (949) 480-9051	Mark C. Lee, Esq. Greenberg Traurig, LLP 1201 K Street, Suite 1100 Sacramento, CA 95814 (916) 868.063

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒    Registration No. 333-239826

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (4)

Common Units each consisting of: (5)	$1,168,224.30	$151.64
(i) One share of common stock, par value $0.001 (3)
(ii) One warrant to purchase one share of common stock (3)(7)
Pre-funded Units each consisting of: (3)	$-	$-
(i) One pre-funded warrant to purchase one share of common stock(5)(7)
(ii) One warrant to purchase one share of common stock (3)(7)
Common stock issuable upon exercise of the warrants included as part of the Common Units	$1,168,224.30	$151.64
Common stock issuable upon exercise of the warrants included as part of the Pre-funded Units
Placement Agent’s Warrants to purchase shares of common stock and common stock issuable upon exercise thereof (6)(7)	$102,219.62	$13.27
Total	$2,438,668.22(2)	$316.54

_______________

(1)	In accordance with Rule 416(a), this Registration Statement also covers an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee under Rule 457(o) of the Securities Act of 1933, as amended (“Securities Act”).

(3)	No fee required pursuant to Rule 457(g).

(4)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price. The registrant previously registered an aggregate of $12,193,341.13 of the units on the registrant’s Registration Statement on Form S-1 (File No. 333-239826) declared effective July 31, 2020, for which a filing fee of $1,582.70 was paid.

(5)	The proposed maximum aggregate offering price of the common stock proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the aggregate offering price of the pre-funded warrants offered and sold in the offering (plus the aggregate exercise price of the pre-funded warrants), and as such the proposed aggregate maximum offering price of the common stock and pre-funded warrants (including the common stock issuable upon exercise of the pre-funded warrants), if any, is $1,168,224.30.

(6)	Represents warrants issuable to the placement agent, or the Placement Agent’s Warrants, to purchase a number of shares of common stock equal to 7.0% of the aggregate number of shares of common stock (or common stock equivalent, if applicable, but shall not include any shares of common stock underlying warrants issued in this offering (other than pre-funded warrants) being offered) with an exercise price equal to 125% of the public offering price of the Common Units..”

(7)	Resales of the common stock warrants, the pre-funded warrants and the Placement Agent’s Warrants on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, are registered hereby. Resales of shares of common stock issuable upon exercise of the Placement Agent’s Warrants, the pre-funded warrants and the common stock warrants are also being registered on a delayed or continuous basis hereby.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

2

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the purpose of registering additional Units, consisting of Common Units, Pre-Funded Units and Placement Agent Warrants of Emerald Bioscience, Inc., a Nevada corporation, including such shares of common stock par value $0.001 per share, pre-funded warrants and warrants, and shares of common stock underlying such pre-funded warrants and warrants. The contents of the registrant’s earlier Registration Statement on Form S-1 (File No. 333-239826), as amended (the “Prior Registration Statement”), which was declared effective on July 31, 2020, are incorporated by reference into, and shall be deemed part of, this registration statement. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

3

 SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Long Beach, State of California on July 31, 2020.

Emerald Bioscience, Inc.
a Nevada corporation

July 31, 2020	By:	/s/ Brian S. Murphy
	Its:	Dr. Brian S. Murphy
Chief Executive Officer, Director
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Brian S. Murphy	July 31, 2020
Dr. Brian S. Murphy
Its:	Chief Executive Officer, Director

By:	/s/ Elena Traistaru	July 31, 2020
Elena Traistaru
Chief Financial Officer (Principal Financial and Accounting Officer)

By:	*	July 31, 2020
Jim Heppell
Its:	Director

By:	*	July 31, 2020
Punit Dhillon
Its:	Chairman

By:	/s/ Brian S. Murphy	July 31, 2020
Brian S. Murphy
Attorney-in-fact

4

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1	Opinion of Greenberg Traurig, LLP
23.1	Consent of Mayer Hoffman McCann P.C.
23.2	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)
24.1*	Powers of Attorney

 _______________

*	Previously filed

5